TECKMINE INDUSTRIES, INC.

ANNOUNCES NEW OFFICER AND DIRECTOR

Vancouver, BC, December 30, 2011 – Teckmine Industries, Inc. (the “Company”) (OTCBB:  TCKM) announces that, effective December 29, 2011, Raymond Irvine has resigned as the President, Secretary, Treasurer and a director of the Company.  Effective on the same date, the Company appointed Nathan Woods as the President, Secretary, Treasurer and a director of the Company.

Nathan Woods has been involved in geological exploration since 2001, and a design professional in the architecture and construction industry for the past 25 years, with an emphasis on construction contract administration.  Nathan Woods is a Director on the Board of Directors with the Orange County Chapter of the CSI (Construction Specifiers Institute).  Additionally, Nathan Woods is a trained overland travel guide, often leading vehicle dependant travel adventures throughout the western United States.

The Company thanks Mr. Irvine for his contribution to the Company and wishes him success in his future endeavors.

FURTHER INFORMATION:
Nathan Woods
President, Secretary, Treasurer and Director
Teckmine Industries, Inc.
(949) 280-5710